EXHIBIT 23
                                                                      ----------



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Publicis Groupe S.A. Saatchi & Saatchi International Sharesave Plan of our report dated April 23, 2001, with respect to the consolidated financial statements of Publicis Groupe S.A. included in its Annual Report (Form 20-F) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


   Ernst & Young Audit                               Mazars & Guerard S.A.






      Represented by                                     Represented by
       Bruno Perrin                                    Frederic Allilaire


Paris, France
November 30, 2001